CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SIEBEL SYSTEMS, INC.

SIEBEL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally Incorporated under the name Siebel Acquisition Corporation.

SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 9, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 1998. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 23, 1999. A Certificate of Designation of Series A1 Preferred Stock was filed with the Secretary of State of the State of Delaware on November 13, 2000.

THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of Article IV in the following form:

"The corporation is authorized to issue two classes of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is two billion two million (2,002,000,000) shares. Two billion (2,000,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the general Corporation Law of the State of Delaware.

In Witness Whereof, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Senior Vice President, Finance and Administration and Chief Financial Officer and attested to by the Secretary this 11th day of July, 2001.

SIEBEL SYSTEMS, INC.
/s/ Kenneth A. Goldman
Kenneth A. Goldman
Senior Vice President, Finance and
Administration and Chief Financial Officer

ATTEST:

/s/ Jeffery T. Amann
Jeffery T. Amann
Secretary

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SIEBEL SYSTEMS, INC.

SIEBEL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware, does hereby certify:

FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally Incorporated under the name Siebel Acquisition Corporation.

SECOND: The date on which the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the state of Delaware on July 9, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation as Amended was filed with the Secretary of State of the State of Delaware on February 27, 1998.

THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of Article IV in the following form:

"This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is eight hundred two million (802,000,00) shares. Eight hundred million (800,000,000) shares shall be Common Stock, each having a par value of one- tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock each having a par value of one-tenth of one cent ($.001)."

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the general Corporation Law of the State of Delaware.

In Witness Whereof, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Senior Vice President, Finance and Administration Chief Financial Officer and attested to by its Secretary this 23rd day of November 1999.

SIEBEL SYSTEMS, INC.
/s/ Howard H. Graham
Howard H. Graham
Senior Vice President, Finance and
Administration and Chief Financial Officer

ATTEST:

/s/ Jeffery T. Amann
Jeffery T. Amann
Secretary

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION, AS AMENDED
OF
SIEBEL SYSTEMS, INC.

Siebel Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally incorporated under the name Siebel Acquisition Corporation.

SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 9, 1996. A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 2, 1996.

THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of Article IV in the following form:

"This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred two million (302,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Chairman and Executive Officer and attested to by its Secretary this 27th day of February, 1998.

SIEBEL SYSTEMS, INC.

/s/ Thomas M. Siebel
Thomas M. Siebel
Chairman and Chief Executive Officer

ATTEST:

/s/ James C. Gaither
James C. Gaither
Secretary

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SIEBEL SYSTEMS, INC.

SIEBEL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the corporation is Siebel Systems, Inc. The corporation was originally incorporated under the name Siebel Acquisition Corporation.

SECOND: The date on which the Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware was May 9, 1996. An Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on July 9, 1996.

THIRD: The Board of Directors of the corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Amended and Restated Certificate of Incorporation of the corporation by deleting the first paragraph of Article IV and substituting therefor a new first paragraph of Article IV in the following form:

"This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred two million (102,000,00) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one- tenth of one cent ($.001). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the corporation for their approval and was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, Siebel Systems, Inc. has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer and attested to by its Secretary this 2nd day of December, 1996.

SIEBEL SYSTEMS, INC.

/s/ Thomas M. Siebel
Thomas M. Siebel
Chairman and Chief Executive Officer

ATTEST:

/s/ James C. Gaither
James C. Gaither
Secretary

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SIEBEL SYSTEMS, INC.

SIEBEL SYSTEMS, INC., a corporation organized and existing under the laws of the state of Delaware (the "Corporation") hereby certifies that:

1. The name of the Corporation is Siebel Systems, Inc.. The corporation was originally incorporated under the name Siebel Acquisition Corporation.

2. The date of filing of the Corporation's original Certificate of Incorporation was May 9, 1996.

3. The Amended and Restated Certificate of Incorporation of the Corporation as provided in Exhibit A hereto was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the corporation.

4. Pursuant to Section 245 of the Delaware General Corporation Law, approval of the stockholders of the corporation has been obtained.

5. The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference.

In Witness Whereof, the undersigned have signed this certificate this 3rd day of July, 1996, and hereby affirm and acknowledge under penalty of perjury that the filing of this Restated Certificate of Incorporation is the act and deed of Siebel Systems, Inc.

Siebel Systems, Inc.

/s/ Thomas M. Siebel
Thomas M. Siebel
President and Chief Executive Officer

ATTEST:

/s/ Eric C. Jensen
Eric C. Jensen
Assistant Secretary

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SIEBEL SYSTEMS, INC.

  The name of this corporation is Siebel Systems, Inc.

  The address, including street, number, city and county of the registered officer of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

  This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Forty-Two Million (42,000,000) shares. Forty Million (40,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

  For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

          The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

          Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the date on which the corporation is no longer subject to Section 2115 of the California Corporations Code (the "Qualifying Record Date"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Qualifying Record Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

          Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock"). Subject to the rights of the holders of any series of Preferred Stock and as except as otherwise provided by law, no director of the Company may be removed from office without cause.

          Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

      Subject to paragraph (h) of Section 43 of the Bylaws, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

      The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

      No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

      Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

    A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General corporation Law, as so amended.

    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph 2. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, following the Initial Public Offering the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII (other than any amendment of such Articles in connection with a restatement of the Certificate of Incorporation).